UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2021

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

982 Keynote Circle
Brooklyn Heights, OH 44131
(Address of Principal Executive Offices) (Zip Code)
(216) 676-2000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	EAF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 1, 2021, GrafTech International Ltd. (the “Company”) announced that Quinn J. Coburn expressed his intention to retire from his position as Chief Financial Officer, Vice President Finance and Treasurer, effective November 29, 2021, but will remain with the Company as Senior Vice President through the 2022 Annual Meeting of Stockholders expected to be held on May 12, 2022 to help ensure a seamless transition. There have been no changes to Mr. Coburn’s compensation as a result of his new position. Timothy K. Flanagan, the former Executive Vice President, Chief Financial Officer of Cleveland-Cliffs Inc., will join the Company as its new Chief Financial Officer, Vice President Finance and Treasurer on November 29, 2021.
Mr. Flanagan, age 44, previously served as Executive Vice President, Chief Financial Officer of Cleveland-Cliffs Inc., a flat-rolled steel producer and supplier of iron ore pellets, from January 2017 to February 2019. Prior to being promoted to Executive Vice President, Chief Financial Officer of Cleveland-Cliffs, he held a variety of financial leadership roles at Cleveland-Cliffs since joining in 2008, including being responsible for the accounting, reporting, treasury and financial planning and analysis functions and serving as the Vice President, Corporate Controller and Chief Accounting Officer from March 2012 to December 2016. Most recently, Mr. Flanagan served as Chief Financial Officer of Benesch, Friedlander, Coplan & Aronoff, LLP, an AmLaw 200 law firm, since June 2019. He has a B.S. in Accounting from the University of Dayton and is a Certified Public Accountant licensed in Ohio.
The Company intends to enter into an indemnification agreement with Mr. Flanagan. The form of indemnification agreement was previously filed with the Securities and Exchange Commission on March 26, 2018 as Exhibit 10.15 to the Company’s Registration Statement on Form S‑1/A (Registration No. 333‑223791) and is incorporated herein by reference.
In connection with his employment, Mr. Flanagan will receive an annual base salary of $430,000. Mr. Flanagan’s base salary for 2021 will be prorated based on his start date. Beginning in 2022, Mr. Flanagan will participate in the Company’s performance-based annual cash incentive plan with a target opportunity of 75% of base salary. Mr. Flanagan will also be eligible to participate in the Company’s equity-based long-term incentive program with an annual target award of 140% of base salary, with participation beginning in 2022. In addition to the awards being made in 2022 pursuant to the equity-based long-term incentive program, Mr. Flanagan will receive an additional one-time grant of restricted stock units equivalent to $150,000 in 2022. Mr. Flanagan will be eligible to participate in Company-sponsored benefits, including health benefits, a 401(k) plan and a defined contribution retirement plan. Mr. Flanagan will also be eligible to receive 12 months of salary continuation as severance if his employment is terminated without cause (subject to a customary release of claims).
There are no family relationships between Mr. Flanagan and any other any director or executive officer of the Company and there are no arrangements or understandings between him and any other person pursuant to which he was selected for his position. There are no related person transactions involving Mr. Flanagan that would require disclosure pursuant to Item 404(a) of Regulation S-K.
A copy of the press release issued by the Company announcing the appointment of Mr. Flanagan is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

99.1 Press release of GrafTech International Ltd., dated November 1, 2021
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	November 1, 2021	By:	/s/ Quinn J. Coburn
Quinn J. Coburn
Chief Financial Officer, Vice President Finance and Treasurer